Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 6 to the Registration Statement on Form S-3 of our report dated March 15, 2022, relating to the consolidated financial statements of AXT, Inc., which appears in the Annual Report on Form 10-K of AXT, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

May 5, 2022